Exhibit 99.2

TERMINATION OF INDENTURE

TERMINATION OF INDENTURE (this “Termination”), dated as of March 1, 2011, among Columbus McKinnon Corporation, a New York corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of September 2, 2005 providing for the issuance of an aggregate principal amount of up to $136.0 million of 8⅞% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, the Company, the Guarantors and the Trustee amended the Original Indenture by entering into a Supplemental Indenture dated as of January 25, 2011 (the “Supplemental Indenture”) in order to eliminate certain provisions including substantially all of the material restrictive covenants and certain events of default (the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”); and

WHEREAS, all of the Notes issued and outstanding pursuant to the Indenture have been repurchased or redeemed by the Company; and

WHEREAS, the Company, the Guarantors and the Trustee desire to terminate the Indenture; and

WHEREAS, all conditions precedent provided for in the Indenture relating to this Termination have been complied with;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes as follows:

1.           CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           TERMINATION OF INDENTURE.  In reliance upon the Officer’s Certificate and Opinion of Counsel delivered to the Trustee pursuant to Section 8.01 of the Indenture, the Trustee hereby acknowledges the satisfaction and discharge of the Indenture, provided, however, that nothing herein shall release or discharge the Company from those obligations which are intended by the terms of the Indenture to survive satisfaction and discharge of the Indenture, including, but not limited to, any rights, protections, immunities and indemnity of the Trustee that survive the Indenture.  The parties hereto agree that the Indenture is hereby terminated and of no further force and effect, and that no party to the Indenture shall have any further obligations arising under the Indenture after the Effective date.

3.           EFFECTIVENESS AND EFFECT.  This Termination shall take effect on the date hereof (the “Effective Date”).

4.           CONFLICT WITH TRUST INDENTURE ACT.  If any provision of this Termination limits, qualifies or conflicts with any provisions of the TIA that is required under the TIA to be part of and govern any provision of this Termination, the provisions of the TIA shall control.  If any provision of this Termination modifies or excludes any provision of the TIA that may be modified or excluded, the provision of the TIA shall be deemed to (a) be applicable to the Indenture as so modified or (b) be excluded by this Termination, as the case may be.

5.           SEVERABILITY.  In the event that any provision of this termination shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.           SUCCESSORS.  All covenants and agreements in this Termination of the Company, the Guarantors and the Trustee shall bind their successors and assigns, whether so expressed or not.

7.           NEW YORK LAW TO GOVERN.  This Termination shall be governed by and construed in accordance with the internal laws of the State of New York, as applied to contract made and performed within the State of New York, without regard to principles of conflicts of law.

8.           COUNTERPARTS.  The parties may sign any number of copies of this Termination.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.           EFFECT OF HEADINGS.  The section headings herein are for convenience only and shall not affect the construction hereof.

10.           THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Termination for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.  In entering into this Termination, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not explicitly provided herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Termination to be duly executed and attested, all as of the date first written above.

COLUMBUS McKINNON CORPORATION

By: /s/ Karen L Howard
Name: Karen L. Howard
Title: Vice President—Finance & CFO

CRANE EQUIPMENT & SERVICE, INC.

By: /s/ Karen L Howard
Name: Karen L. Howard
Title: Vice President

YALE INDUSTRIAL PRODUCTS, INC.

By: /s/ Karen L Howard
Name: Karen L. Howard
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Gagendra Hiralal
Name: Gagendra Hiralal
Title: Assistant Vice President